SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2005

IMPERIAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	1-10307	74-0704500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE IMPERIAL SQUARE P. O. BOX 9 SUGAR LAND, TEXAS	77487
(Address of principal executive offices)	(Zip Code)

(281) 491-9181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On March 1, 2005, we granted our directors, executive officers and certain other employees restricted stock awards with respect to 63,517 shares of Common Stock and stock options to purchase 151,250 shares of Common Stock (for a combined total of awards with respect to 214,767 shares of Common Stock). A schedule of the restricted stock awards and stock option grants to our directors and executive officers is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference. One-third of the shares subject to the restricted stock awards vest on the first anniversary of the grant date, another one-third vest on the second anniversary of the grant date and the remaining one-third vest on the third anniversary of the grant date. The form of restricted stock agreement used in connection with these grants of restricted stock awards is attached to this Form 8-K as Exhibit 10(e)(4). The stock options provide for the purchase of shares of Common Stock at a per share exercise price of $14.78 (the fair market value of a share of Common Stock on the date of grant, March 1, 2005), expire on March 1, 2015, and vest equally in thirds on each of the first three anniversaries of the grant date, beginning March 1, 2006. A specimen of the stock option award agreement used in connection with our grants of stock options was filed as Exhibit 10(e)(2) to our Annual Report on Form 10-K for the year ended September 30, 2004.

Item 9.01 – Financial Statements & Exhibits

(c)	Exhibits

99.1	Schedule of restricted stock awards and stock option grants.

10(e)(4)	Specimen of restricted stock agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL SUGAR COMPANY

Date: March 16, 2005	By:	/s/ H. P. Mechler
H. P. Mechler
Senior Vice President and Chief Financial Officer